UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Applied Materials, Inc. (the “Company”) was held on March 4, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on four proposals, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Aart J. de Geus	928,149,964	6,148,336	4,412,330	143,792,676
Gary E. Dickerson	928,670,634	6,327,855	3,712,141	143,792,676
Stephen R. Forrest	928,625,693	5,874,595	4,210,342	143,792,676
Thomas J. Iannotti	922,811,635	11,610,048	4,288,947	143,792,676
Susan M. James	927,608,237	6,933,498	4,168,895	143,792,676
Alexander A. Karsner	927,278,265	7,057,432	4,374,933	143,792,676
Gerhard H. Parker	927,342,196	6,766,391	4,602,043	143,792,676
Dennis D. Powell	927,314,460	7,019,827	4,376,343	143,792,676
Willem P. Roelandts	923,419,836	11,421,118	3,869,676	143,792,676
James E. Rogers	923,665,643	10,980,616	4,064,371	143,792,676
Michael R. Splinter	921,053,193	13,494,230	4,163,207	143,792,676
Robert H. Swan	928,445,715	6,201,241	4,063,674	143,792,676

Each of the twelve nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non- Votes
839,890,316	94,177,861	4,642,453	143,792,676

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3. Ratification of the Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain
1,062,802,660	15,151,048	4,549,598

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was ratified.

Proposal 4. Stockholder Proposal Titled “Special Shareowner Meetings.”

For	Against	Abstain	Broker Non- Votes
511,830,869	420,705,010	6,174,751	143,792,676

The stockholder proposal titled “Special Shareowner Meetings” was approved, and the Company’s Board of Directors will take it under consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 6, 2014
	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary